Exhibit 10.3

TERMINATION AGREEMENT AND MUTUAL RELEASE

This Termination Agreement and Mutual Release (this “Agreement”) is entered into as of this 14th day of February, 2007, by and among eMerge Interactive, Inc., a Delaware corporation (“eMerge”), eMerge Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of eMerge (“Merger Sub” and together with eMerge the “eMerge Parties”), PRIME BioSolutions, LLC, a Delaware limited liability company (“PRIME”), and PRIME BioShield, L.L.C., a Nebraska limited liability company, which is the sole member of PRIME (“Shield” and together with PRIME the “PRIME Parties”) (collectively, the “Parties”).

WHEREAS, the Parties are parties to the Agreement and Plan of Merger, dated October 16, 2006 (the “Merger Agreement”); and

WHEREAS, the eMerge Parties and the PRIME Parties desire to terminate, as of the date hereof, the Merger Agreement pursuant to Section 9.01(a) thereof; and

WHEREAS, the Parties desire to release eMerge, Merger Sub, PRIME and Shield from all obligations under the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Termination. The eMerge Parties and the PRIME Parties hereby terminate the Merger Agreement, pursuant to Section 9.01(a) thereof, by mutual written consent, and agree that as a result of such termination and of the mutual releases set forth in Section 2 below, no Party shall have any continuing liabilities or obligations to any other Party of any nature whatsoever under the Merger Agreement.

2. Release. Subject to the terms of this Agreement, the eMerge Parties forever release, quitclaim, discharge and hold harmless the PRIME Parties and their respective past, present or future assigns, officers, directors, employees, affiliates, subsidiaries, parents, shareholders, members, managers, attorneys, accountants, representatives, advisors, agents, predecessors in interest and successors of and from any and all claims, demands, damages, actions, causes of action or liability of every kind or nature whatsoever for, on account of or growing out of any matters pertaining to, relating to or arising out of the Merger Agreement. Subject to the terms of this Agreement, the PRIME Parties forever release, quitclaim, discharge and hold harmless the eMerge Parties and their respective past, present or future assigns, officers, directors, employees, affiliates, subsidiaries, parents, shareholders, members, managers, attorneys, accountants, representatives, advisors, agents, predecessors in interest and successors of and from any and all claims, demands, damages, actions, causes of action or liability of every kind or nature whatsoever for, on account of or growing out of any matters pertaining to, relating to or arising out of the Merger Agreement.

3. Survival of the Confidentiality Agreement. Notwithstanding any other provision of this Agreement to the contrary, the Parties shall remain subject to all of the terms and conditions of the Mutual Confidentiality Agreement, dated June 29, 2006, between eMerge and Shield.

4. Counterparts. This Agreement may be so executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

5. Entire Agreement. This Agreement contains the entire agreement among the Parties and shall not be amended or modified except in writing signed by all the Parties to this Agreement who are affected by such amendment or modification.

6. Understanding of Parties. Each of the Parties to this Agreement and its counsel has read the contents of this Agreement, and each understands its terms and is satisfied with them.

7. Applicable Law. This Termination Agreement shall be construed and enforced, in all respects, in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereby execute this Agreement.

EMERGE INTERACTIVE, INC.

By:	/s/ DAVID C. WARREN
Name:	David C. Warren
Title:	President & CEO

EMERGE MERGER SUB, LLC
By eMerge Interactive, Inc., sole member

By:	/s/ DAVID C. WARREN
Name:	David C. Warren
Title:	President & CEO

PRIME BIOSOLUTIONS, LLC

By:	/s/ DAVID E. HALLBERG
Name:	David E. Hallberg
Title:	President & CEO

PRIME BIOSHIELD, L.L.C.

By:	/s/ DAVID E. HALLBERG
Name:	David E. Hallberg
Title:	President & CEO